Exhibit 4.1
Registration Rights Agreement
Dated as of August 30, 2007
between
Cross Shore Acquisition Corporation
and
Daniel M. Perlman and Daniel Raynor as the RPS Securityholders Committee

REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 30, 2007 by and between Cross Shore Acquisition Corporation (the “Company”), and Daniel M. Perlman and Daniel Raynor as the RPS Securityholders Committee (the “Committee”).
          WHEREAS, the Company and ReSearch Pharmaceutical Services, Inc. (“RPS”) are parties to a Merger Agreement dated as of April 26, 2007 (the “Merger Agreement”) pursuant to which the Company shall issue Shares and Warrants to RPS Securityholders; and
          WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement.
          The Company agrees with the Committee for the benefit of the beneficial owners from time to time of the Registrable Securities as follows:
     SECTION 1. DEFINITIONS
          As used in this Agreement, the following capitalized terms shall have the following meanings:
          Agreement: As defined in the Preamble hereof.
          Commission: The U.S. Securities and Exchange Commission.
          Committee: As defined in the Preamble hereof.
          Company: As defined in the Preamble hereof.
          Effective Date: The date on which the Registration Statement is declared effective by the Commission.
          Exchange Act: The U.S. Securities Exchange Act of 1934, as amended.
          Exchange Act Registration Statement: As defined in the Investor Rights Agreement.
          Existing Agreements: The Investor Rights Agreement and the Founders Registration Rights Agreement.
          Founders Registration Rights Agreement: The Registration Rights Agreement dated as of April 24, 2006 by and among the Company and the parties signatory thereto.
          Holders: The holders of Registrable Securities.
          Investor Rights Agreement: The Investor Rights Agreement dated as of April 24, 2006 by and among the Company, Sunrise Securities Corp. and Collins Stewart Limited.

          Lock-up Period: As defined in Section 2(e) hereof.
          NASD: National Association of Securities Dealers, Inc.
          Merger Agreement: As defined in the Recitals hereof.
          Person: An individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government or any agency or political subdivision thereof or any other entity.
          Piggy Back Registration: As defined in Section 2(a) hereof.
          register, registered or registration: Refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.
          Registrable Securities: Shares issued to Holders pursuant to the Merger Agreement or acquired upon exercise of the Warrants issued to Holders pursuant to the Merger Agreement. Registrable Securities shall include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, such Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred and (1) new certificates for them not bearing a legend restricting their transfer under the U.S. securities laws shall have been delivered or caused to be delivered by the Company or (2) new securities in dematerialized or book-entry form not subject to transfer restrictions shall have been delivered or caused to be delivered by the Company; (c) such securities shall have ceased to be outstanding; or (d) with respect to Registrable Securities held by Persons who are not affiliates of the Company, such securities may be sold or transferred pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder.
          Registration Default: An Exchange Act Registration Default, a Demand Registration Default or a Shelf Registration Default.
          Registration Statement: Any registration statement of the Company on an applicable form, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          RPS: As defined in the Recitals hereof.
          RPS Securityholders: As defined in the Merger Agreement.
          Securities Act: The U.S. Securities Act of 1933, as amended.

          Securities Act Registration Statement: As defined in the Investors Rights Agreement.
          Shares: The Company’s common stock, par value $0.0001 per share.
          Shelf Registration Statement: A shelf registration statement of the Company filed pursuant to the provisions of Section 3 of this Agreement, which covers the resale by the Holders of all of the Registrable Securities on an appropriate form (including Form S-3 or a similar short form registration statement) under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, including all amendments and supplements thereto and all exhibits and material incorporated by reference therein.
          Warrants: Warrants to purchase Shares in the form attached to the Merger Agreement as Exhibit H.
     SECTION 2. PIGGY BACK REGISTRATION
          (a) Requests for Piggy Back Registration. If, at any time other than as provided in Section 2(c) below, the Company proposes to register any Shares under the Securities Act in connection with the public offering of such Shares, either for its own account or for the accounts of shareholders other than the Holders, including, without limitation, pursuant to the Existing Agreements (other than registrations on Form S-4 or Form S-8 or in connection with an exchange offer or an offering of securities solely to the Company’s existing shareholders), the Company shall give written notice to each Holder of Registrable Securities at least thirty (30) days prior to the initial filing of such Registration Statement and of such Holder’s rights pursuant to this Section 2. Upon the request of any Holder of Registrable Securities made within twenty (20) days after any such notice is given (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its commercially reasonable efforts to effect the registration (the “Piggy Back Registration”) under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, provided, however, that if, at any time after giving written notice of its intention to register any Shares and prior to the Effective Date of the Registration Statement filed in connection with such Piggy Back Registration, the Company shall determine for any reason not to register or to delay the registration of such Shares, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2(a) in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith) and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 2(a) during the period that the registration of such other Shares is delayed.
          (b) Priority on Piggy Back Registration. If the managing underwriters of a registration advise the Company in writing that in their opinion the amount of Registrable Securities and other Shares requested to be included exceeds the amount of Registrable Securities and other Shares which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof (the “Maximum Number of Shares”), then the Company shall include in such registration:
               (i) If the registration is a demand registration undertaken pursuant to the Existing Agreements: (A) first, the number of Shares for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (A), such number of Registrable Securities for which registration has been requested pursuant to this Section 2 and Shares of other holders having the right to inclusion of their securities in such Registration Statement by reason of written contractual piggy back registration rights that may be sold without exceeding the Maximum Number of Shares, allocated pro rata in proportion to the number of Registrable Securities or other Shares sought to be included by each holder of Registrable Securities or other Shares, and (C) to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), such number of Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and
               (ii) With respect to any other registration, whether on account of the Company or for the accounts of shareholders other than the Holders, a number of Registrable Securities and other Shares of the Company proposed to be included equal to the Maximum Number of Shares, allocated ratably among the Holders of Registrable Securities, the Company and the other holders of such other Shares based on the respective amounts of Registrable Securities or other Shares, as the case may be, requested or proposed to be registered by each such holder or the Company.
          (c) Limitation on Piggy Back Registrations. If the Company shall have filed a Shelf Registration Statement pursuant to Section 3 hereof, the Company shall not be obligated to permit Piggy Back Registrations pursuant to this Section 2 with respect to such Holder’s Registrable Securities during the period when such Shelf Registration Statement is effective and available for resales by such Holder who would otherwise be entitled to the benefit of such Piggy Back Registration.
          (d) Certain Communications; Waivers. The parties acknowledge that the notices and other communications the Company is required to provide to Holders under this Section 2 hereof may contain or constitute price sensitive information and/or material non-public information under applicable law, and the receipt of such notices and other communications may make it unlawful for Holders to trade their Shares for a period of time after receipt. Each Holder is deemed to agree to keep confidential the fact that it may have received a notice or communication from the Company and the contents of any such notice or communication. Any Holder that wishes to waive its rights under Section 2 hereof may do so at any time by written notice to the Company. Any such waiver shall be revocable by subsequent written notice to the Company.
          (e) Holdback Agreement. Each Holder whose Registrable Securities are included in a Registration Statement as part of a Piggy Back Registration pursuant to this Section 2, if requested by the Company and the managing underwriters of an offering by the Company of the Shares pursuant to such Registration Statement, shall agree not to effect any public sale or private offer or distribution of any Registrable Securities or other securities of the Company held by such Holder for a specified period of time (the “Lock-up Period”) following the Effective Date of such Registration Statement; provided that such Lock-up Period shall not exceed (i) one hundred eighty (180) days, with respect to the first Registration Statement covering Registrable Securities to be sold to the public in an underwritten offering and (ii) ninety (90) days, with respect to all subsequent underwritten offerings covering Registrable Securities.
     SECTION 3. SHELF REGISTRATION
          (a) The Company may, at any time, cause a Shelf Registration Statement to be filed and declared effective by the Commission, which Shelf Registration Statement shall provide for the resales of all Registrable Securities held by the Holders who shall have provided the information required pursuant to Section 3(c). Notwithstanding the foregoing, as soon as reasonably practicable after the Company has become a registrant entitled to use Form S-3 (or any successor form to Form S-3) or any similar short form Registration Statement, the Company shall file a Shelf Registration Statement on Form S-3 for the registration of the Registrable Securities and use its commercially reasonable efforts to cause such Form S-3 Registration Statement to be declared effective.
          (b) Notwithstanding any other provision in this Agreement, the Company may delay the initial filing of the Shelf Registration Statement and may from time to time suspend the use of any prospectus forming a part of the Shelf Registration Statement for a period of up to ninety (90) days during any six-month period (such period during which the use of a prospectus is suspended, a “Suspension Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including, without limitation, proposed or pending corporate developments or similar events or because of filings with the Commission, it is in the best interest of the Company to suspend such use, and prior to suspending such use the Company provides the Holders of Registrable Securities with written notice of such suspension which notice need not specify the nature of the event giving rise to such suspension.
          (c) No Holder of Registrable Securities may include any of its Registrable Securities in any registration pursuant to this Section 3 unless and until such Holder furnishes to the Company in writing, within ten (10) days after receipt of a request therefore, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement and agrees to comply with Regulation M under the Exchange Act. Each Holder as to whose Registrable Securities any Shelf Registration Statement is being filed or maintained effective agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.
     SECTION 4. LIQUIDATED DAMAGES
          (a) If the Exchange Act Registration Statement or the Securities Act Registration Statement, as applicable, shall not have been declared effective within ninety (90) days of the Registration Date as required by Section 2(a) of the Investors Rights Agreement (an

“Exchange Act Registration Default”), or if the Company does not effect a Demand Registration within the time periods specified in Section 3(b) of the Investors Rights Agreement (a “Demand Registration Default”), or if the Company does not cause to be declared effective a Shelf Registration Statement on Form S-3 within ninety (90) days after it becomes a registrant entitled to use Form S-3 (or, in the case where a Shelf Registration Statement is available for resales of the Registrable Securities, does not file any required amendment or supplement to the prospectus contained in the Shelf Registration Statement or any such amendment shall not be effective) (a “Shelf Registration Default”), then, in each case, the Company shall, as promptly as practicable and in no event later than two (2) days following the end of the month in which such Registration Default initially occurred, pay liquidated damages (“Liquidated Damages”) in the form of Shares as follows:
               (i) With respect to an Exchange Act Registration Default or a Shelf Registration Default, to each Holder of Shares in an amount equal to 1.0% of the number of such Holder’s Registrable Securities held on the date of such Registration Default upon payment by such Holder of Registrable Securities to the Company of the par value of such Shares, subject to compliance with applicable securities laws;
               (ii) With respect to a Demand Registration Default, to each Holder of Registrable Securities which had requested its Registrable Securities to be included in such Demand Registration pursuant to the exercise of its Piggyback Rights set forth in Section 2 hereof, and subject to the terms and conditions as set forth therein (or underwritten offering in the case of a Shelf Registration Statement being used in lieu of a Demand Registration), in an amount equal to 1.0% of the number of such Holder’s Registrable Securities requested to be included therein upon payment by such Holder of Registrable Securities to the Company of the par value of such Shares, subject to compliance with applicable securities laws.
          (b) The Company shall pay additional Liquidated Damages within two days of the end of each month until the Registration Default shall have been cured; provided that a pro rata portion of the Liquidated Damages shall be paid with respect to any month in which the Company shall have been in Registration Default for a portion of such month; and provided, further, that Liquidated Damages shall be payable for a maximum period of two (2) months following the occurrence of a Registration Default.
          (c) Notwithstanding any other provision of this Agreement, the Liquidated Damages contemplated in this Section 4 shall be the sole and exclusive remedy available to the Holders in the event of a Registration Default by the Company.
     SECTION 5. REGISTRATION PROCEDURES
          Whenever required under this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Securities (including, without limitation, in connection with any Piggy Back Registration), the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective until the distribution thereof has been completed.
          (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities owned by them;
          (c) Notify the selling Holders of Registrable Securities promptly (but in any event within two (2) business days), and confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with the sales of Registrable Securities, the Company becomes aware that the representations and warranties of the Company contained in any underwriting agreement cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (d) As promptly as practicable after the Registration Statement shall have been declared effective under the Securities Act, use its commercially reasonable efforts to cause the Shares to be authorized to be quoted and/or listed (to the extent applicable) on the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market (or, in each case, a successor thereto) or a similarly recognized trading platform, if the Shares so qualify;
          (e) Use its commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or “Blue Sky” laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required in connection therewith or as a condition thereto, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and provided, further that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified requires that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Holders of such Registrable Securities pro rata to the extent required by any jurisdiction;
          (f) in connection with an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all other actions as are reasonably requested by the managing underwriters in order expedite or facilitate the registration or disposition of the Registrable Securities, and in such connection (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “cold comfort” letters and updates thereof from the independent public certified accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of an business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with the underwritten offerings and (iv) if any underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the Holders of Registrable Securities than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents). The above actions shall be taken at each closing under such underwriting agreement, or as and to the extent required thereunder;
          (g) Make available for inspection by any selling Holder of Registrable Securities, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such selling Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement; and
          (h) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.
     SECTION 6. INFORMATION FURNISHED BY HOLDERS
          It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the registration of any Holder’s Registrable

Securities that such Holder furnish to the Company such information regarding itself, the Registrable Securities held by such Holder, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.
     SECTION 7. REGISTRATION EXPENSES
          (a) All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company regardless of whether any Registration Statement hereunder is filed or becomes effective, including without limitation and as applicable: (i) all Commission, securities exchange or NASD registration and filing fees and expenses; (ii) all fees and expenses of compliance with U.S. federal securities and state blue sky laws and compliance with the rules of a securities exchange or NASD, as applicable; (iii) all expenses of printing, messenger and delivery services; (iv) all fees and disbursements of counsel for the Company; (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and (vi) underwriters’ fees and expenses (but excluding discounts, commissions, or fees of underwriters, selling brokers, dealer directors or similar security industry professionals relating to the distribution of the Registrable Securities and the fees for counsel of the selling Holders).
          (b) The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.
     SECTION 8. INDEMNIFICATION
          (a) The Company shall indemnify and hold harmless each Holder, its officers and employees and each Person, if any, who controls any such Holders, within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Holder, officer, employee or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement filed pursuant hereto or in any amendment or supplement thereto; and (ii) the omission or alleged omission to state in any Registration Statement filed pursuant hereto or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Holder and each such officer, employee or controlling Person promptly upon demand for any legal or other expenses reasonably incurred by that Holder, officer, employee or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that no Holder shall be indemnified for untrue statements or alleged untrue statements or omissions or alleged omissions arising from information provided by the Holder in writing for inclusion in any Registration Statement filed pursuant hereto. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Holder or to any officer, employee or controlling Person of that Holder.
          (b) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the Company under this Section 8, notify the Company in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Company shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Company shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the Company thereof, the Company shall be entitled to participate therein and, to the extent that it wishes to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the Company to the indemnified party of its election to assume the defense of such claim or action, the Company shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized by the Company in writing, or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Holders of a majority of the Registrable Securities. The Company shall not (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the Company or if there be a final judgment of the plaintiff in any such action, the Company agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (c) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then the Company shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders on the other, from the sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but any other relevant equitable considerations. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 8(c) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(c), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by it in connection with its sale of Shares exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of the untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 8(c) are several and not joint.
     SECTION 9. MISCELLANEOUS
          (a) No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its Shares to any Person except for the registration rights granted pursuant to the Existing Agreements. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s Shares under any agreement in effect on the date hereof.
          (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given without the written consent of the Company and the Committee (it being understood, for the avoidance of doubt, that any Holder may waive any provision of this Agreement as to itself and its Shares).
          (c) Third Party Beneficiaries. The Holders shall be third party beneficiaries under this Agreement, entitled to enforce all of their rights hereunder. Other than as provided in the preceding sentence, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile or air courier guaranteeing overnight delivery:
               (i) if to a Holder, at the address set forth in the record books of the Company; and
               (ii) if to the Company to:

Cross Shore Acquisition Corporation
c/o Glencoe Capital
222 West Adams Street
Suite 1000
Chicago, Illinois 60606
Attn: Chairman

with a copy to:

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Attn: Brooks B. Gruemmer
          Any such notices and communications shall take effect at the time of receipt thereof.
          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

THE COMPANY:

CROSS SHORE ACQUISITION CORPORATION

By:	/s/ Dennis Smith

Name:	Dennis Smith
Title:	CEO

THE COMMITTEE:

/s/ Daniel M. Perlman

Daniel M. Perlman

/s/ Daniel Raynor

Daniel Raynor